FNF Reports Second Quarter 2020 Diluted EPS from Continuing Operations of $1.09 and Adjusted Diluted EPS from Continuing Operations of $1.09, Pre-Tax Title Margin of 23.7% and Adjusted Pre-Tax Title Margin of 18.4%
Jacksonville, Fla. - (August 4, 2020) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the period ended June 30, 2020.

•Total revenue of approximately $2.4 billion in the second quarter versus $2.1 billion in the second quarter of 2019
•Second quarter net earnings from continuing operations of $304 million and adjusted net earnings from continuing operations of $305 million versus net earnings of $266 million and adjusted net earnings of $255 million for the second quarter of 2019
•Second quarter diluted EPS from continuing operations of $1.09 and adjusted diluted EPS from continuing operations of $1.09 versus diluted EPS of $0.96 and adjusted diluted EPS of $0.92 in the second quarter of 2019
•Realized gains were $162 million in the second quarter versus realized gains of $41 million in the second quarter of 2019 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio
•We completed the acquisition of FGL Holdings ("F&G") on June 1, 2020. The consolidated FNF results include the results of F&G for the one month period ended June 30, 2020

Title
•Total revenue of approximately $2.2 billion versus approximately $2.1 billion in total revenue in the second quarter of 2019
•Total revenue, excluding realized gains and losses, of approximately $2.1 billion versus approximately $2.0 billion in the second quarter of 2019, an increase of 0.4%
•Pre-tax earnings of $528 million and adjusted pre-tax earnings of $378 million versus pre-tax earnings of $387 million and adjusted pre-tax earnings of $363 million in the second quarter of 2019
•Pre-tax title margin of 23.7% and adjusted pre-tax title margin of 18.4% versus pre-tax title margin of 18.5% and adjusted pre-tax title margin of 17.7% in the second quarter of 2019
•Second quarter refinance orders opened increased 111% on a daily basis and refinance orders closed increased 158% on a daily basis versus the second quarter of 2019; purchase orders opened decreased 20% on a daily basis and purchase orders closed decreased 24% on a daily basis versus the second quarter of 2019
•Total commercial revenue of $184 million, a 36% decline versus total commercial revenue in the second quarter of 2019, driven by a 24% decrease in closed orders and 14% decline in total commercial fee per file; second quarter total commercial orders opened decreased 25% compared to the prior year
•Overall second quarter average fee per file of $1,889, a 29% decrease versus the second quarter of 2019

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2020	210,000	31%	157,000	34%
May 2020	218,000	39%	150,000	33%
June 2020	265,000	42%	180,000	38%

Second Quarter 2020	693,000	37%	487,000	35%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2019	184,000	63%	114,000	65%
May 2019	179,000	63%	127,000	64%
June 2019	181,000	57%	118,000	65%

Second Quarter 2019	544,000	61%	359,000	65%

* Includes an immaterial number of non-purchase and non-refinance orders

F&G

F&G is a leading provider of annuities and life insurance. Following the acquisition, the company completed its mark-to-market valuation of the investment portfolio, a non-cash adjustment, recognizing a net unrealized loss of approximately $0.5 billion. This discount will accrete over time, net of offsets for value of business acquired (VOBA) amortization and taxes. As a result of acquisition accounting (purchase accounting or PGAAP), financial results for periods after the closing of the transaction are generally not comparable to the results of prior periods. Certain metrics, such as sales and policyholder account values, are not affected by PGAAP and are comparable to prior period data.

•Fixed Indexed Annuities (FIA) sales of $866 million in the second quarter, an increase of 13% to the prior year, and a 4% increase over the sequential quarter
•Average Assets Under Management (AAUM) of $26.6 billion for the 1 month ended June 30, 2020 down from $27.4 billion from the prior year second quarter as $2.1 billion net new business asset flows were offset by acquisition and purchase accounting effects, including the recognition of a $0.5 billion net unrealized loss and $2.4 billion reduction for discontinued operations
•Net Investment Spread: FIA spread for the 1 month ended June 30, 2020 of 347 basis points, compared to 305 basis points in the historical sequential quarter; Spread across all product lines for the 1 month ended June 30, 2020 of 350 basis points, compared to an historical sequential quarter spread of 224 basis points. The increase in spread was primarily due to acquisition and purchase accounting effects (noted above) which increased the earned yield, as well as lower interest credited
•Net Loss Attributable to Common Shareholders of $39 million for the 1 month ended June 30, 2020 primarily driven by unfavorable mark-to-market and other items which are not included in adjusted net earnings
•Adjusted Net Earnings From Continuing Operations Attributable to Common Shareholders of $37 million for the 1 month ended June 30, 2020 including $8 million of favorable notable items
•Adjusted Return on Equity (ROE) of 16% for the 1 month ended June 30, 2020
•Risk-Based Capital (RBC) ratio for our primary operating subsidiary is estimated at approximately 400% at June 30, 2020

“Our second quarter benefited from strong refinance volumes compared with the 2019 comparable period, despite the ongoing COVID-19 pandemic,” commented Chairman William P. Foley, II. “Our adjusted pre-tax title earnings of $378 million and an adjusted pre-tax title margin of 18.4% was our best quarter since the third quarter of 2003. Refinance opened and closed orders on a daily basis increased 111% and 158%, respectively. Our operational capabilities have ensured that our security and productivity have not been impacted even as approximately 70% of our employees continue to work remotely. As the pandemic intensified in March, we aggressively managed our expenses through the second quarter and will remain focused on order volumes looking forward as we maintain our culture of expense discipline.”

“After three years as a minority owner in F&G, we previously announced our intent to acquire the remaining interest in F&G as a way to diversify our earnings and reduce the risk and volatility inherent in our stand-alone title operations. We closed the acquisition on June 1, 2020 and are pleased to officially welcome F&G’s employees and policy holders to the FNF family. F&G had strong sales in the period, gaining market share while also maintaining pricing discipline. In addition, F&G launched into the independent broker dealer channel in June, through a partnership with one of the largest independent broker dealers in the country. We remain committed to maximizing value for our shareholders through our capital allocation strategy focused on our quarterly dividend, currently $0.33 per share, growing our businesses, and opportunistic share buybacks.”

Conference Call
We will host a call with investors and analysts to discuss second quarter 2020 FNF results on Wednesday, August 5, 2020, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on August 5, 2020, through August 12, 2020, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13706371. An expanded quarterly financial supplement providing segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.bm.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings, adjusted earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), F&G adjusted earnings, F&G adjusted earnings attributable to common shareholders, F&G adjusted operating return on common shareholders’ equity excluding AOCI, F&G net investment spread, F&G average assets under management and F&G sales.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the announcement or consummation of the proposed F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").
FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2020
Direct title premiums	$575	$575	$—	$—
Agency title premiums	784	784	—	—
Escrow, title related and other fees	747	655	20	72
Total title and escrow	2,106	2,014	20	72

Interest and investment income	152	41	111	—
Realized gains and losses, net	162	169	(7)	—
Total revenue	2,420	2,224	124	72

Personnel costs	692	625	9	58
Agent commissions	598	598	—	—
Other operating expenses	446	374	12	60
Benefits & other policy reserve changes	155	—	155	—
Depreciation and amortization	46	37	3	6
Claim loss expense	61	61	—	—
Interest expense	21	1	3	17
Total expenses	2,019	1,696	182	141

Pre-tax earnings (loss) from continuing operations	$401	$528	$(58)	$(69)

Income tax expense (benefit)	89	130	(14)	(27)
Earnings (loss) from equity investments	1	2	—	(1)
Earnings from discontinued operations, net of tax	5	—	5	—
Non-controlling interests	9	9	—	—

Net earnings (loss) attributable to common shareholders	$309	$391	$(39)	$(43)

EPS from continuing operations attributable to common shareholders - basic	$1.10
EPS from discontinued operations attributable to common shareholders - basic	0.02
EPS attributable to common shareholders - basic	$1.12

EPS from continuing operations attributable to common shareholders - diluted	$1.09
EPS from discontinued operations attributable to common shareholders - diluted	0.02
EPS attributable to common shareholders - diluted	$1.11

Weighted average shares - basic	277
Weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2020
Net earnings (loss) attributable to common shareholders	$309	$391	$(39)	$(43)

Earnings from discontinued operations, net of tax	5	—	5	—

Net earnings (loss) from continuing operations attributable to common shareholders	$304	$391	$(44)	$(43)

Non-GAAP Adjustments
Realized (gains) and losses, net	(117)	(169)	52	—
Indexed product related derivatives	42	—	42	—
Debt issuance costs	4	—	—	4
Purchase price amortization	25	18	2	5
Transaction costs	45	—	7	38
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$401	$378	$45	$(22)

Income taxes on non-GAAP adjustments	4	37	(22)	(11)
Non-controlling interest on non-GAAP adjustments	(3)	(2)	—	(1)
Total non-GAAP adjustments	$1	$(115)	$81	$35

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$305	$276	$37	$(8)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$1.09

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
June 30, 2019
Direct title premiums	$625	$625	$—
Agency title premiums	754	754	—
Escrow, title related and other fees	665	613	52
Total title and escrow	2,044	1,992	52

Interest and investment income	59	54	5
Realized gains and losses, net	41	46	(5)
Total revenue	2,144	2,092	52

Personnel costs	685	653	32
Agent commissions	579	579	—
Other operating expenses	409	373	36
Depreciation and amortization	44	38	6
Claim loss expense	62	62	—
Interest expense	12	—	12
Total expenses	1,791	1,705	86

Pre-tax earnings (loss)	$353	$387	$(34)

Income tax expense (benefit)	86	95	(9)
Earnings from equity investments	3	3	—
Non-controlling interests	4	5	(1)

Net earnings (loss) attributable to common shareholders	$266	$290	$(24)

EPS attributable to common shareholders - basic	$0.97
EPS attributable to common shareholders - diluted	$0.96

Weighted average shares - basic	273
Weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
June 30, 2019
Net earnings (loss) attributable to common shareholders	$266	$290	$(24)

Non-GAAP Adjustments
Realized (gains) and losses, net	(41)	(46)	5
Purchase price amortization	25	21	4
Transaction costs	4	—	4
Other adjustments	1	1	—

Adjusted pre-tax earnings (loss)	$342	$363	$(21)

Income taxes on non-GAAP adjustments	3	6	(3)
Non-controlling interest on non-GAAP adjustments	(3)	(2)	(1)
Total non-GAAP adjustments	$(11)	$(20)	$9

Adjusted net earnings (loss) attributable to common shareholders	$255	$270	$(15)

Adjusted EPS attributable to common shareholders - diluted	$0.92

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2020
Direct title premiums	$1,121	$1,121	$—	$—
Agency title premiums	1,516	1,516	—	—
Escrow, title related and other fees	1,348	1,265	20	63
Total title and escrow	3,985	3,902	20	63

Interest and investment income	205	89	111	5
Realized gains and losses, net	(158)	(144)	(7)	(7)
Total revenue	4,032	3,847	124	61

Personnel costs	1,306	1,266	9	31
Agent commissions	1,158	1,158	—	—
Other operating expenses	857	754	12	91
Benefits & other policy reserve changes	155	—	155	—
Depreciation and amortization	89	74	3	12
Claim loss expense	119	119	—	—
Interest expense	33	1	3	29
Total expenses	3,717	3,372	182	163

Pre-tax earnings (loss) from continuing operations	$315	$475	$(58)	$(102)

Income tax expense (benefit)	61	111	(14)	(36)
Earnings (loss) from equity investments	2	3	—	(1)
Earnings from discontinued operations, net of tax	5	—	5	—
Non-controlling interests	13	13	—	—

Net earnings (loss) attributable to common shareholders	$248	$354	$(39)	$(67)

EPS from continuing operations attributable to common shareholders - basic	$0.88
EPS from discontinued operations attributable to common shareholders - basic	0.02
EPS attributable to common shareholders - basic	$0.90

EPS from continuing operations attributable to common shareholders - diluted	$0.87
EPS from discontinued operations attributable to common shareholders - diluted	0.02
EPS attributable to common shareholders - diluted	$0.89

FNF, Inc. weighted average shares - basic	275
FNF, Inc. weighted average shares - diluted	278

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2020
Net earnings (loss) attributable to common shareholders	$248	$354	$(39)	$(67)

Earnings from discontinued operations, net of tax	5	—	5	—

Net earnings (loss) from continuing operations attributable to common shareholders	$243	$354	$(44)	$(67)

Non-GAAP Adjustments
Realized (gains) and losses, net	203	144	52	7
Indexed product related derivatives	42	—	42	—
Debt issuance costs	4	—	—	4
Purchase price amortization	48	37	2	9
Transaction costs	51	—	7	44
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$664	$657	$45	$(38)

Income taxes on non-GAAP adjustments	(79)	(42)	(22)	(15)
Non-controlling interest on non-GAAP adjustments	(6)	(5)	—	(1)
Total non-GAAP adjustments	$264	$135	$81	$48

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$507	$489	$37	$(19)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$1.82

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Six Months Ended	Consolidated	Title	Corporate and Other
June 30, 2019
Direct title premiums	$1,065	$1,065	$—
Agency title premiums	1,306	1,306	—
Escrow, title related and other fees	1,199	1,094	105
Total title and escrow	3,570	3,465	105

Interest and investment income	113	102	11
Realized gains and losses, net	183	188	(5)
Total revenue	3,866	3,755	111

Personnel costs	1,277	1,204	73
Agent commissions	1,000	1,000	—
Other operating expenses	753	688	65
Depreciation and amortization	88	77	11
Claim loss expense	107	107	—
Interest expense	24	—	24
Total expenses	3,249	3,076	173

Pre-tax earnings (loss)	$617	$679	$(62)

Income tax expense (benefit)	151	166	(15)
Earnings from equity investments	10	10	—
Non-controlling interests	4	5	(1)

Net earnings (loss) attributable to common shareholders	$472	$518	$(46)

EPS attributable to common shareholders - basic	$1.73
EPS attributable to common shareholders - diluted	$1.70

FNF, Inc. weighted average shares - basic	273
FNF, Inc. weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Six Months Ended
June 30, 2019
Net earnings (loss) attributable to common shareholders	$472	$518	$(46)

Non-GAAP Adjustments
Realized (gains) and losses, net	(183)	(188)	5
Purchase price amortization	52	43	9
Transaction costs	6	—	6
Other adjustments	1	1	—

Adjusted pre-tax earnings (loss)	$493	$535	$(42)

Income taxes on non-GAAP adjustments	31	36	(5)
Non-controlling interest on non-GAAP adjustments	(6)	(5)	(1)
Total non-GAAP adjustments	$(99)	$(113)	$14

Adjusted net earnings (loss) attributable to common shareholders	$373	$405	$(32)

Adjusted EPS attributable to common shareholders - diluted	$1.35

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$33,321	$5,760
Goodwill	4,451	2,727
Title plant	404	404
Total assets	48,001	10,677
Notes payable	2,430	838
Reserve for title claim losses	1,528	1,509
Secured trust deposits	735	791
Redeemable non-controlling interests	344	344
Non-redeemable non-controlling interests	(9)	(17)
Total equity and non-controlling interests	6,693	5,709
Total equity attributable to common shareholders	6,358	5,382

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Pre-tax earnings	$528	$387	$475	$679
Non-GAAP adjustments before taxes
Realized (gains) and losses, net	(169)	(46)	144	(188)
Purchase price amortization	18	21	37	43
Other adjustments	1	1	1	1
Total non-GAAP adjustments	(150)	(24)	182	(144)
Adjusted pre-tax earnings	$378	$363	$657	$535
Adjusted pre-tax margin	18.4%	17.7%	16.5%	15.0%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Quarterly Opened Orders ('000's except % data)
Total opened orders*	693	682	492	592	544	438	379	456
Total opened orders per day*	10.8	11.0	7.8	9.3	8.5	7.2	6.0	7.2
Purchase % of opened orders	37%	41%	50%	52%	61%	65%	67%	69%
Refinance % of opened orders	63%	59%	50%	48%	39%	35%	33%	31%
Total closed orders*	487	377	417	409	359	263	301	339
Total closed orders per day*	7.6	6.1	6.6	6.4	5.6	4.3	4.8	5.4
Purchase % of closed orders	35%	46%	49%	55%	65%	66%	69%	71%
Refinance % of closed orders	65%	54%	51%	45%	35%	34%	31%	29%

Commercial (millions, except orders in '000's)
Total commercial revenue	$184	$245	$321	$301	$286	$231	$328	$276
Total commercial opened orders	43.9	56.3	55.1	56.0	58.6	49.8	46.0	48.9
Total commercial closed orders	25.7	31.0	39.1	36.4	34.0	30.0	35.2	31.2

National commercial revenue	$96	$132	$186	$172	$163	$122	$195	$155
National commercial opened orders	15.2	21.5	22.6	23.8	25.3	20.6	19.1	19.8
National commercial closed orders	8.8	10.7	16.2	14.1	12.7	10.5	13.2	12.0

Total Fee Per File
Fee per file	$1,889	$2,224	$2,384	$2,459	$2,677	$2,567	$2,803	$2,623
Residential fee per file	$1,614	$1,744	$1,792	$1,928	$2,075	$1,964	$2,003	$2,032
Total commercial fee per file	$7,200	$7,900	$8,200	$8,300	$8,400	$7,700	$9,300	$8,800
National commercial fee per file	$10,900	$12,300	$11,500	$12,200	$12,900	$11,600	$14,800	$13,000

Total Staffing
Total field operations employees	10,900	12,500	12,300	12,200	12,000	11,700	11,800	12,400

Actual title claims paid ($ millions)	$51	$48	$53	$52	$66	$49	$58	$55
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net loss from continuing operations to adjusted earnings from continuing operations attributable to common shareholders.

One month ended
June 30, 2020
(Unaudited)
Net earnings (loss) from continuing operations attributable to common shareholders	$(44)
Non-GAAP adjustments (1,2):
Realized (gains) and losses, net	52
Indexed product related derivatives	42
Purchase price amortization	2
Transaction costs	7
Income taxes on non-GAAP adjustments	(22)
Adjusted earnings (loss) from continuing operations attributable to common shareholders	$37

Adjusted earnings from continuing operations include $8 million of favorable notable items in the period.

The table below provides summary financial highlights.

One Month Ended
(In millions)	June 30, 2020
Average assets under management (AAUM)(1)	$26,582
Net investment spread - FIA(1)	3.47%
Net investment spread - All products(1)	3.50%
Net earnings (loss) from continuing operations	$(44)
Adjusted earnings from continuing operations attributable to common shareholders(1)	$37

The table below provides a summary of sales, which are not affected by PGAAP and are comparable to prior period data.

	One Month Ended	Three Months Ended		Six Months Ended
(In millions)	June 30, 2020	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Fixed indexed annuity (FIA) sales(1)	$244	$866	$767	$1,697	$1,435
Total retail annuity sales(1)	$258	$913	$1,122	$1,958	$2,175

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by F&G.

Adjusted Earnings

Adjusted Earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Realized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impact of assumed reinsurance,

(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities, and

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items.

Adjustments to Adjusted Earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Earnings Attributable to Common Shareholders

Adjusted Earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted Earnings attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted Earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Return on Average Common Shareholders’ Equity Excluding AOCI

Adjusted Return on Common Shareholders’ Equity Excluding AOCI is calculated by dividing Adjusted Earnings Attributable to Common Shareholders’ by total average Common Shareholders’ Equity Excluding AOCI. Average Common Shareholders’ Equity Excluding AOCI for the twelve months rolling, is the average of 5 points throughout the period and for the quarterly average Common Shareholders Equity is calculated using the beginning and ending Common Shareholders Equity, Excluding AOCI, for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the acquisition, the starting point for calculation of average Common Shareholders’ Equity was reset to June 1, 2020. The rolling average will be updated from the acquisition date forward to use available historical data points until 5 historical data points are available. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of adjusted earned return on common equity.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;

(ii) related party loans and investments;

(iii) accrued investment income;

(iv) funds withheld at fair value;

(v) the net payable/receivable for the purchase/sale of investments, and

(iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales (FIA Sales and Total Retail Annuity Sales)

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company's unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

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